Exhibit 99.1

Contact:	Miles Goda
VP of Corporate Development
(206) 613-0826

WatchGuard Reports Second Quarter Results

Stronger Execution and New Product Strategy Drives

Revenue Growth and Improved Operating Performance

Seattle, Washington – July 22, 2004 — WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the quarter ended June 30, 2004.

WatchGuard reported net revenues of $23.0 million for the second quarter of 2004, up 15% from $20.0 million in the second quarter of 2003, and up 7% from $21.5 million in the previous quarter. Product revenue was $16.1 million, up 22% from $13.1 million in the second quarter of 2003, and up 7% from $15.0 million in the previous quarter. Service revenue was $6.9 million, flat compared to $6.9 million in the second quarter of 2003, and up 7% from $6.5 million in the previous quarter.

On a GAAP basis, WatchGuard reported a net loss of $0.2 million, or $0.01 per share, in the second quarter, compared to a net loss of $3.6 million, or $0.11 per share, in the second quarter of 2003, and a net loss of $1.6 million, or $0.05 per share, in the previous quarter. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, and restructuring charges, WatchGuard reported a pro forma net profit of $11,000, or $0.00 per share, in the second quarter, compared to a pro forma net loss of $3.0 million, or $0.09 per share, in the second quarter of 2003, and a pro forma net loss of $1.4 million, or $0.04 per share, in the previous quarter. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net income or loss per share for the quarter ended June 30, 2004, the quarter ended June 30, 2003, and the quarter ended March 31, 2004, is set forth at the end of this press release.

In the second quarter, the improvements in revenues, gross margins and operating results were due to a variety of factors, including strong demand for the Company’s Firebox X and SOHO products, improved sales execution in Asia, and higher sales of add-ons, upgrades, and services.

WatchGuard continues to gain traction in the market with its new Firebox X, the first integrated security appliance that enables a customer to upgrade to any higher model in the line and increase port density by simply activating a software license key. The Firebox X platform combines firewall, VPN, application layer security, intrusion prevention functionality, spam blocking, Web filtering, and authentication in a single appliance, and enables the future delivery of high margin add-ons and upgrades. The Firebox X has already been deployed in a wide variety of industries. The next introduction in WatchGuard’s planned series of integrated and upgradeable security appliances will be targeted at the lower-end of the small- to medium-sized enterprise (SME) market. This new model- and service-upgradeable solution is intended to augment WatchGuard’s existing SOHO security products and complement the Firebox X as a VPN endpoint or serve as a robust stand-alone security appliance.

“We are very pleased with our revenue growth and improved operating performance in the second quarter, driven primarily by the solid execution of our strategy and the success of our new products,” said Ed Borey, Chief Executive Officer of WatchGuard. “The Firebox X product line continues our history of innovation and is a major step forward in our industry, significantly raising the bar on price-performance and lowering the risk of investment in a security platform. We believe that the Firebox X is also a compelling product for our channel partners because it can be easily tailored and scaled to meet the evolving security needs of their customers, while providing the channel partner with attractive margins and the ability to sell their customers additional add-ons, upgrades, and services. As we continue to execute our security-on-demand strategy, we are integrating multiple technologies onto new firewall/VPN appliance platforms that we believe offer the most complete, scalable, and cost-effective security solution available for the SME market.”

Webcast Information

An Internet broadcast and replay of WatchGuard’s conference call discussing its second quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on July 22, 2004, at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling (800) 901-5217 (U.S. and Canada) or (617) 786-2964 (International). The conference call ID number is 36507197.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of network security solutions for small- to mid-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. The company’s Firebox X line of expandable integrated security appliances is designed to be fully upgradeable as an organization grows and to deliver the industry’s best combination of security, performance, intuitive interface and value. WatchGuard Intelligent Layered Security architecture protects against emerging threats effectively and efficiently and provides the flexibility to integrate additional security functionality and services offered through WatchGuard. Every WatchGuard product comes with an initial LiveSecurity Service subscription to help customers stay on top of security with vulnerability alerts, software updates, expert security instruction and superior customer care. For more information, please call (206) 521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, maintain revenue growth, and achieve and sustain profitability, statements about the potential demand for our Firebox X platform, the expected performance, total cost of ownership and scalability of our Firebox X platform and the effect of the introduction of our Firebox X platform on our operating results, statements about expected new products, features or functionality and other statements about our plans, objectives, intentions, and expectations are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we will be unable to grow our business or revenues as expected or at all, the risk that we will be unable to achieve or sustain profitability, the risk that our Firebox X platform will not perform as we expect or that sales of our Firebox X products fall below our expectations, the risk that new products, features or functionality will not be available when expected or at all and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, LiveSecurity and Firebox are either registered trademarks or trademarks of WatchGuard Technologies, Inc. in the United States and/or other countries.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Product	$16,074	$14,994	$13,132	$31,068	$27,711
Service	6,947	6,482	6,888	13,429	14,118

Total revenues	23,021	21,476	20,020	44,497	41,829

Cost of revenues:
Product	6,566	6,397	6,066	12,963	11,041
Service	1,431	1,344	1,556	2,775	3,031

Total cost of revenues	7,997	7,741	7,622	15,738	14,072

Gross margin	15,024	13,735	12,398	28,759	27,757

Gross margin percent	65.3%	64.0%	61.9%	64.6%	66.4%

Operating expenses:
Sales and marketing	8,300	8,395	8,204	16,695	16,877
Research and development	4,708	4,539	5,337	9,247	10,556
General and administrative	2,079	2,252	2,016	4,331	3,950
Stock-based compensation	7	11	62	18	183
Amortization of other intangible assets acquired	243	244	554	487	1,072

Total operating expenses	15,337	15,441	16,173	30,778	32,638

Operating loss	(313)	(1,706)	(3,775)	(2,019)	(4,881)

Interest income, net:
Interest income	298	274	325	572	738
Interest expense	(195)	(169)	(142)	(364)	(292)

Total interest income, net	103	105	183	208	446

Loss before income taxes	(210)	(1,601)	(3,592)	(1,811)	(4,435)

Provision for income taxes	29	14	8	43	14

Net loss	$(239)	$(1,615)	$(3,600)	$(1,854)	$(4,449)

Basic and diluted net loss per share	$(0.01)	$(0.05)	$(0.11)	$(0.06)	$(0.14)

Shares used in calculation of basic and diluted net loss per share	33,461	33,250	32,842	33,356	32,791

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation and Amortization of Other Intangible Assets Acquired

(In thousands, except per share data and percentages)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Revenues:
Product	$16,074	$14,994	$13,132	$31,068	$27,711
Service	6,947	6,482	6,888	13,429	14,118

Total revenues	23,021	21,476	20,020	44,497	41,829
Cost of revenues:
Product	6,566	6,397	6,066	12,963	11,041
Service	1,431	1,344	1,556	2,775	3,031

Total cost of revenues	7,997	7,741	7,622	15,738	14,072

Gross margin	15,024	13,735	12,398	28,759	27,757

Gross margin percent	65.3%	64.0%	61.9%	64.6%	66.4%

Operating expenses:

Sales and marketing	8,300	8,395	8,204	16,695	16,877
Research and development	4,708	4,539	5,337	9,247	10,556
General and administrative	2,079	2,252	2,016	4,331	3,950

Total operating expenses	15,087	15,186	15,557	30,273	31,383

Pro forma loss from operations	(63)	(1,451)	(3,159)	(1,514)	(3,626)

Interest income, net:
Interest income	298	274	325	572	738
Interest expense	(195)	(169)	(142)	(364)	(292)

Total interest income, net	103	105	183	208	446

Pro forma income (loss) before income taxes	40	(1,346)	(2,976)	(1,306)	(3,180)
Provision for income taxes	29	14	8	43	14

Pro forma net income (loss)	$11	$(1,360)	$(2,984)	$(1,349)	$(3,194)

Pro forma net income (loss) per share:
Basic	$0.00	$(0.04)	$(0.09)	$(0.04)	$(0.10)

Diluted	$0.00	$(0.04)	$(0.09)	$(0.04)	$(0.10)

Shares used in per share calculation:
Basic	33,461	33,250	32,842	33,356	32,791

Diluted	34,428	33,250	32,842	33,356	32,791

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS IN THE FINANCIAL STATEMENTS:

(In thousands)

unaudited

	Three Months Ended			Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Pro forma net income (loss)	$11	$(1,360)	$(2,984)	$(1,349)	$(3,194)
Adjustments to reconcile pro forma net income (loss) to GAAP net loss in the financial statements:
Stock-based compensation	7	11	62	18	183

Amortization of other intangible assets acquired	243	244	554	487	1,072

Net effect of pro forma adjustments	250	255	616	505	1,255

Net loss	$(239)	$(1,615)	$(3,600)	$(1,854)	$(4,449)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;

•	the amortization of other intangible assets obtained in WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream, Inc. in April 2002.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,284	$3,899
Short-term investments	73,005	74,890
Trade accounts receivable, net	8,093	6,700
Inventories, net	4,540	3,068
Prepaid expenses and other current assets	3,721	3,924

Total current assets	93,643	92,481

Property and equipment, net	4,873	5,471

Restricted cash	3,000	3,000

Goodwill	66,605	66,605

Other intangibles, net and other assets	2,975	3,562

Total assets	$171,096	$171,119

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,210	$3,676
Accrued expenses and other liabilities	6,212	6,819
Short-term accrued restructuring and acquisition costs	1,703	2,271
Short-term deferred revenues	16,551	15,675

Total current liabilities	28,676	28,441

Long-term accrued restructuring costs	3,820	4,268

Long-term deferred revenues	1,254	1,072

Total liabilities	33,750	33,781

Total stockholders’ equity	137,346	137,338

Total liabilities and stockholders’ equity	$171,096	$171,119

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

unaudited

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003
Operating activities:

Net loss	$(239)	$(3,600)	$(1,854)	$(4,449)

Adjustments to reconcile net loss to net cash used in operating activities:

Noncash expenses:
Depreciation and amortization of property and equipment	675	697	1,398	1,419
Amortization of other intangible assets acquired	243	554	487	1,072
Stock-based compensation	7	62	18	183

Changes in operating assets and liabilities:
Trade accounts receivable, net	266	834	(1,393)	(536)
Inventories, net	(890)	635	(1,472)	(1,182)
Prepaid expenses and other current assets	(463)	669	203	1,169
Other assets	94	(12)	100	126
Accounts payable	35	185	534	961
Accrued expenses and other liabilities	(288)	(654)	(607)	773
Accrued restructuring and acquisition costs	(488)	(746)	(1,016)	(2,336)
Deferred revenues	509	(1,232)	1,058	(869)

Net cash used in operating activities	(539)	(2,608)	(2,544)	(3,669)

Investing activities:
Purchases of property and equipment	(329)	(633)	(800)	(1,390)
Proceeds from maturities of marketable securities	18,485	37,592	27,600	80,247
Purchases of marketable securities	(18,731)	(35,438)	(25,962)	(73,430)

Net cash provided by (used in) investing activities	(575)	1,521	838	5,427

Financing activities:
Proceeds from stock option exercises and issuances of common stock under the employee stock purchase plan	701	54	2,091	805

Net cash provided by financing activities	701	54	2,091	805

Net increase (decrease) in cash and cash equivalents	(413)	(1,033)	385	2,563

Cash and cash equivalents at beginning of period	4,697	12,486	3,899	8,890

Cash and cash equivalents at end of period	$4,284	$11,453	$4,284	$11,453